Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in this Form S-8 of AMC Entertainment Holdings, Inc. of our report dated February 20, 2013, on our audits of the consolidated financial statements of Digital Cinema Implementation Partners, LLC and Subsidiaries as of December 31, 2012 and 2011 and for each of the years in the three-year period ended December 31, 2012 appearing in AMC Entertainment Holdings Inc.’s Registration Statement (No. 333-190904) on Form S-1, as amended.

/s/ CohnReznick LLP

December 17, 2013